Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date:	March 9, 2010	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI Withdraws Proposal to Acquire Zygo Corporation for $10.00 per share and Ceases Acquisition Efforts

PITTSBURGH, PA, March 9, 2010 – II-VI Incorporated (NASDAQ Global Select: IIVI) announced today that it is withdrawing its proposal to acquire all the outstanding common shares of Zygo Corporation (NASDAQ: ZIGO) for $10.00 per share. II-VI submitted an offer to Zygo’s Board of Directors on January 5, 2010. At the time the offer was made, it represented a premium of 46% to the then 30-day trading average of Zygo shares.

Francis J. Kramer, II-VI’s President and Chief Executive Officer said, “II-VI’s desire was to proceed in a friendly manner. Given the reluctance of Zygo’s Board of Directors to share with us the prospects of their strategic plan for creating shareholder value and their unwillingness to even enter into discussions with us regarding our proposal, we have decided to withdraw our offer for Zygo and instead focus on our existing businesses and other strategic opportunities available to II-VI.”

“We feel Zygo is a strong fit with II-VI’s strategic plans and growth initiatives and strongly believe that the Zygo shareholders, customers and employees could have benefited from a combination with II-VI,” added Mr. Kramer. “We were prepared to pay what we believed to be full and fair value for Zygo and then work diligently toward a successful combination. We were surprised and disappointed that, despite the fact that our offer was at a substantial premium and that we were willing to permit each shareholder to opt for either cash or II-VI stock, it was dismissed without giving us the opportunity to discuss its merits directly with Zygo’s Board of Directors.”

Zygo, on February 16, 2010, issued a press release stating that its Board of Directors had unanimously rejected the II-VI proposal.

About II-VI Incorporated

II-VI Incorporated, a worldwide leader in engineered materials and components, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectric applications.

-more-

II-VI Incorporated

March 9, 2010

Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers. In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam transmission systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and optoelectronic modules for use in optical communication networks and other diverse consumer and commercial applications. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Worldwide Materials Group (WMG) provides expertise in materials development, process development, and manufacturing scale up.

All statements included in this release, other than statements or characterizations of historical fact, are forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

CONTACT:	Craig A. Creaturo
Chief Financial Officer and Treasurer
II-VI Incorporated
Ph: 724-352-4455
E-mail: ccreaturo@ii-vi.com

#######